Exhibit 8.1

January 5, 2024

Oxus Acquisition Corp.

300/26 Dostyk Avenue

Almaty, Kazakhstan 050020

Dear Sirs and Mesdames:

We have acted as counsel to Oxus Acquisition Corp., a Cayman Islands exempted company (“Oxus”), in connection with: (i) the transactions (the “Business Combination”) contemplated by the Business Combination Agreement, dated February 23, 2023 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), that Oxus has entered into with Borealis Foods Inc., a corporation incorporated under the Canada Business Corporations Act (“Borealis”), and 1000397116 Ontario Inc., an Ontario corporation and a wholly-owned subsidiary of Oxus (“Newco”) and (ii) the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by Oxus of its securities to be issued in connection with the Business Combination, filed by Oxus with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In connection with the Registration Statement, you have requested our opinion as to certain Canadian federal income tax matters set forth in the section entitled “Material Canadian Federal Income Tax Considerations” (the “Canadian Tax Disclosure”). In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement, the Plan of Arrangement attached as an exhibit to the Business Combination Agreement, and such other documents, records, and papers as we have deemed necessary or appropriate to give the opinion set forth herein. Further, in providing our opinion, we have made certain reasonable assumptions (without any independent investigation or review thereof), including that:

i.	the Business Combination will be consummated in accordance with the provisions of the Business Combination Agreement and the other agreements referred to therein and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Business Combination will have effect under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

ii.	all of the information, facts, statements, representations, covenants, and assumptions set forth in the Business Combination Agreement, the Registration Statement, the other agreements entered into in connection with the Business Combination Agreement and the Registration Statement and other documents referenced therein, the registration statement filed in connection with Oxus’ initial public offering, and Oxus’ other public filings (collectively, the “Documents”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Business Combination, and no actions have been taken or will be taken that are inconsistent with the factual statements, descriptions, or representations therein or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Business Combination;

iii.	any representations and statements made in any of the Documents qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Business Combination, in each case, without such qualification;

iv.	the Documents represent the entire understanding of the parties with respect to the Business Combination, there are no other written or oral agreements regarding the Business Combination other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

v.	all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic; all documents, records, and papers submitted to us as copies conform to the originals; all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us; and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Business Combination; and

vi.	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, our opinion may be adversely affected.

Our opinion is based upon the provisions of the Income Tax Act (Canada) (“Tax Act”) in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), the Canada-United States Tax Convention (1980), and counsel’s understanding of the current administrative policies of the Canada Revenue Agency made publicly available prior to the date hereof. The Canadian Tax Disclosure assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. The Canadian Tax Disclosure is not exhaustive of all possible Canadian federal income tax considerations with respect to the ownership and disposition of New Borealis Securities and, except for the Proposed Amendments, does not take into account any changes in the law or administrative policy or assessing practice, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed therein.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material Canadian Federal Income Tax Considerations”, to the extent that they set forth the material Canadian federal income tax consequences generally applicable to a Holder (as defined and limited in the Canadian Tax Disclosure) with respect to the ownership and disposition of New Borealis Securities, except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the SEC. This opinion is furnished for the sole benefit of Oxus and may not be relied upon by any other person or entity or quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,

/s/ TORYS LLP

TORYS LLP